UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 6, 2007

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2007, Aetna Inc. (“Aetna”) issued a press release announcing that Craig R. Callen, Aetna’s Senior Vice President, Strategic Planning and Business Development, will be leaving Aetna during the fourth quarter of 2007.  A copy of that press release is filed herewith as Exhibit 99.1 and hereby incorporated in this Item 5.02 by reference.

In connection with Mr. Callen’s departure, Aetna entered into an agreement with him dated August 6, 2007 and effective August 14, 2007.  The key terms of Mr. Callen’s agreement are as follows:

➢	Mr. Callen's last day of employment will be November 9, 2007.
➢	Commencing November 12, 2007, Mr. Callen will be paid 52 weeks of base salary continuation at his current annual base salary of $620,000.
➢
In lieu of consideration for a 2007 annual performance bonus, Mr. Callen will be paid a lump sum of $386,880, which represents a payment of a pro-rata 2007 annual performance bonus award at target performance.

➢	Vesting and exercise of Mr. Callen’s stock options, stock appreciation rights and restricted stock units will be governed by the applicable agreements and plans.
➢
Mr. Callen will be eligible for continuation of group medical and dental benefits during the first nine (9) weeks of his salary continuation period at active employee rates.   Thereafter, he will be eligible for such benefits under COBRA.

➢	Mr. Callen has provided the Company a release of employment and other related claims.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of Aetna Inc. dated August 7, 2007 announcing that Craig R. Callen, Aetna’s Senior Vice President, Strategic Planning and Business Development, will be leaving Aetna during the fourth quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: August 7, 2007	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit Number	Description

Exhibit 99.1
Press release of Aetna Inc. dated August 7, 2007 announcing that Craig R. Callen, Aetna’s Senior Vice President, Strategic Planning and Business Development, will be leaving Aetna during the fourth quarter of 2007.